Exhibit 4(b)

PPL ELECTRIC UTILITIES CORPORATION
TO
THE BANK OF NEW YORK
(as successor to JPMorgan Chase Bank, N.A.
(formerly known as The Chase Manhattan Bank)),
Trustee

Supplemental Indenture No. 7
Dated as of August 1, 2007

Supplemental to the Indenture
dated as of August 1, 2001

Establishing Terms of
Senior Secured Bonds, 6.45% Series due 2037

Supplemental Indenture No. 7
     SUPPLEMENTAL INDENTURE No. 7, dated as of the 1st day of August, 2007 made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania, having its principal corporate offices at Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK (as successor to JPMorgan Chase Bank, N.A.), a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of August 1, 2001 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 7 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”
RECITALS OF THE COMPANY
     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.
     The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of securities as set forth in Schedule A hereto.
     Pursuant to Article Three of the Original Indenture, the Company wishes to establish a ninth series of Securities, such series of Securities to be hereinafter sometimes called “Securities of the Ninth Series.”
     As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of the Ninth Series. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 7 to establish the designation and certain terms of the Securities of the Ninth Series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 7 a valid agreement of the Company, and to make the Securities of the Ninth Series valid obligations of the Company, have been performed.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 7 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of the Ninth Series, as follows:
ARTICLE ONE.
Ninth Series Of Securities
     SECTION 101. There is hereby created a series of Securities designated “Senior Secured Bonds, 6.45% Series due 2037,” and the Securities of such series shall have the terms provided therefor in this Article One of this Supplemental Indenture No. 7, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $250,000,000, and shall have such terms as are hereby established for such Securities of the Ninth Series as contemplated in Section 301 of the Original Indenture. The form or forms and additional terms of the Securities of the Ninth Series shall be established in an Officer’s Certificate of the Company, as contemplated by Section 201 of the Original Indenture.
     SECTION 102. Covenants.

     So long as any Securities of the Ninth Series shall remain Outstanding, each of the following shall be an additional covenant of the Company under the Indenture:
          (a) After the date of the first authentication of Securities of the Ninth Series, the Company shall not issue additional Class A Bonds under the PPL 1945 Mortgage except for Class A Bonds (i) to replace mutilated, destroyed, lost or stolen Class A Bonds of the same series or to effect transfers, exchanges, or partial redemptions, payments or retirements of Class A Bonds; (ii) to be delivered to the Trustee under the Indenture; or (iii) to refund or refinance outstanding Class A Bonds.
          (b) The Securities of the Ninth Series shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture.
          (c) The Company shall notify the Holders of the Securities of the Ninth Series of the discharge of the Lien of the Indenture pursuant to Section 1811 of the Original Indenture promptly after the recording of the instruments of discharge executed by the Trustee.
     SECTION 103. Release of Mortgaged Property. So long as any Securities of the Ninth Series shall remain Outstanding, any Officer’s Certificate delivered pursuant to Section 1803(b) of the Original Indenture shall also state that (except in any case where a Governmental Authority has lawfully ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of the business of the Company.
     SECTION 104. Satisfaction and Discharge. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of the Ninth Series, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
          (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or
          (b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal and amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
     SECTION 105. Trustee to Hold Class A Bonds In New York. So long as any Securities of the Ninth Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to and to be held by it pursuant to Sections 1602 and 1701 of the Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an Opinion of Counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction and notifies the Company of such change in jurisdiction.

ARTICLE TWO.
Miscellaneous Provisions
     SECTION 201. This Supplemental Indenture No. 7 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No 7, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 7 shall together constitute the Indenture.
     SECTION 202. The recitals contained in this Supplemental Indenture No. 7 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 7.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 7 to be duly executed as of the day and year first written above.

PPL ELECTRIC UTILITIES CORPORATION
By:	/s/ James E. Abel
	Name:	James E. Abel
	Title:	Treasurer

THE BANK OF NEW YORK, as Trustee
By:	/s/ John Rochanakit
	Name:	John Rochanakit
	Title:	Assistant Treasurer

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF LEHIGH	)
     On this 13th day of August, 2007, before me, a notary public, the undersigned, personally appeared James E. Abel, who acknowledged himself to be the Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.
     In witness whereof, I hereunto set my hand and official seal.

/s/ Diane M. Koch

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
     On this 10th day of August, 2007, before me, a notary public, the undersigned, personally appeared John Rochanakit, who acknowledged himself to be Assistant Treasurer of THE BANK OF NEW YORK, a corporation and that he, as Assistant Treasure, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Assistant Treasurer.
     In witness whereof, I hereunto set my hand and official seal.

By:	/s/ N. Oni Perinchief

Notary Public
     The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:
The Bank of New York
Global Structured Finance
101 Barclay Street, 4th Floor
New York, New York 10286
Attn: Global Americas

THE BANK OF NEW YORK, as Trustee

By:	/s/ John Rochanakit

SCHEDULE A

				Principal	Principal	Principal
Supplemental				Amount	Amount	Amount
Indenture No.	Dated as of	Series	Series Designation	Authorized	Issued	Outstanding[1]
1	August 1, 2001	First	Senior Secured Bonds,	$300,000,000	$300,000,000	$254,866,000
			5 7/8% Series due 2007
1	August 1, 2001	Second	Senior Secured bonds,	$500,000,000	$500,000,000	$485,785,000
			6 1/4% Series due 2009
2	February 1, 2003	Third	Senior Secured Bonds, 3.125%	$90,000,000	$90,000,000	$90,000,000
			Pollution Control Series due 2008
3	May 1, 2003	Fourth	Senior Secured Bonds, 4.30%	$100,000,000	$100,000,000	$100,000,000
			Series due 2013
4	February 1, 2005	Fifth	Senior Secured Bonds, 4.70%	$115,500,000	$115,500,000	$115,500,000
			Pollution Control Series due 2029
5	May 1, 2005	Sixth	Senior Secured Bonds, 4.75%	$108,250,000	$108,250,000	$108,250,000
			Pollution Control Series due 2027
6	December 1, 2005	Seventh	Senior Secured Bonds, 4.95%	$100,000,000	$100,000,000	$100,000,000
			Series due 2015
6	December 1, 2005	Ninth	Senior Secured Bonds, 5.15%	$100,000,000	$100,000,000	$100,000,000
			Series due 2020

[1]	As of August 1, 2007.